Exhibit 10.3

Loan Agreement(revised ver.)

THIS LOAN AGREEMENT is made by and between Clara Ltd as lender (the "Lender") and Link Bit Co., Ltd. as borrower (the "Borrower") as follows in re changes to the “Loan Agreement” dated on 26th March 2012 :

Article 1. (Loan) The Lender and the borrower hereby agrees that the Loan was made in the below schedule.

26 March 2012	100,000,000JPY
29 November 2012	14,000,000JPY
26 December 2012	18,000,000JPY
30 January 2013	18,000,000JPY	Total amount : 150,000,000JPY.

Article 2.(Interest rate)

The interest of 1 % per annum.

Article 3.(Repayment method)

Divided payment starting from the end of January 2015.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in one copy, affixing the respective name and seal, and the Lender retains the original and the Borrower and the joint surety retain its copy.

January 29 2013

The Lender: 1-5-3 Sumiyoshi Hakata-ku Fukupka-shi

Clara Ltd.

Representative director Akira TANABE

The Borrower: New Pier Takeshiba South Tower 21f, 1-16-1 Kaigan Minato-ku Tokyo

Link Bit Consulting Co., Ltd.

Representative director Shuya WATANABE

Representative director Takashi OZAWA

The joint surety 1-12 Tsutsujigaoka Aoba-ku Yokohama-shi Kanagawa

Shuya WATANABE

2413, 3-5-3 Nishikanda Chiyoda-ku Tokyo

Takashi OZAWA